SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 21, 2006

deCODE genetics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On February 21, 2006, deCODE genetics, Inc. issued the following press release:

“ deCODE Successfully Completes Phase I Clinical Program for DG041 for the Treatment of Peripheral Artery Disease

Reykjavik, ICELAND, February 21, 2006 - deCODE genetics (Nasdaq:DCGN) today announced top-line results from Phase I clinical studies of DG041, the company’s developmental compound for the treatment of peripheral artery disease (PAD). The company has completed the Phase I studies of DG041 and expects to begin a Phase II clinical trial before mid-year.

To date, a total of 196 healthy subjects have been exposed to DG041 at doses up to 1600mg per day for seven days. Among the key results of the Phase I program are:

Safety and tolerability: DG041 was found to be well tolerated at all dose levels tested, with no drug-related serious adverse events noted.

Inhibition of platelet aggregation: DG041 provided a dose-dependent reduction in platelet aggregation after stimulation with collagen and sulprostone, an agonist of prostaglandins E2 (PGE2). Doses that maximally inhibit platelet aggregation were identified.

Effect on bleeding time: No significant changes in bleeding time and no significant changes in platelet-function assay (PFA-100) results were observed between subjects on DG041 versus those on placebo.

“We are very encouraged by the data coming out of our Phase I program and are well on track with our plans to begin Phase II. An oral compound that inhibits platelet aggregation without increasing bleeding time is indeed exciting. I think also that our chemistry unit has continued to do stellar work in this program. Last fall they succeeded, in a matter of weeks, in coming up with a new formulation of DG041 that greatly improved bioavailability. From the discovery of a gene linked to PAD to where we are today, we have probably cut the industry-standard timeline for drug discovery and development in half,” said Kari Stefansson, CEO of deCODE.

About DG041

DG041 is a novel, first-in-class, orally-administered small molecule developed by deCODE that the company has shown to be a selective and potent antagonist of the EP3 receptor for PGE2. deCODE identified EP3 as a target through the company’s population genetics research, which led to the discovery of variants in the gene encoding EP3 that confer risk of PAD.

About PAD

Peripheral artery disease is a vascular disorder that affects over 10% of the adult population in the industrialized world and one in five people over the age of 70. The initial symptoms include intermittent pain in the legs while walking or exercising, due to the narrowing by atherosclerotic plaques of one or more major arteries in the legs. The reduction of blood flow leads to insufficient oxygenation of muscle tissue. As the disease worsens it can lead to tissue damage, ulceration and gangrene, and in extreme cases may require the amputation of the affected limb. The disease is under-diagnosed, and the current mainstay of treatment is surgery to bypass the occluded vessels. At present, no drug treatment is available that targets the underlying causes of PAD or prevents its progression.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery - our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.”

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated:  February 27, 2006